UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2004

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia

(State or other jurisdiction of

incorporation or organization)

001-08022	62-1051971
(Commission File No.)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL 32202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(904) 359-3200

N/A

(Former name or former address, if changed since date of last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits required to be filed by Item 601 of Regulation S-K.

The following exhibit is filed as a part of this report.

99.1	Amendment, dated and effective as of June 1, 1999, and executed in April 2004, to the Transaction Agreement by and among CSX Corporation, CSX Transportation, Inc., Norfolk Southern Corporation, Norfolk Southern Railway Company, Conrail Inc., Consolidated Rail Corporation, and CRR Holdings LLC

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Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CSX CORPORATION

By:	/s/ Peter J. Shudtz
Peter J. Shudtz
Vice President – Regulatory Affairs and Washington Counsel

Date: August 6, 2004

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EXHIBIT LIST

Exhibit	Description
99.1	Amendment, dated and effective as of June 1, 1999, and executed in April 2004, to the Transaction Agreement by and among CSX Corporation, CSX Transportation, Inc., Norfolk Southern Corporation, Norfolk Southern Railway Company, Conrail Inc., Consolidated Rail Corporation, and CRR Holdings LLC

E-1